Exhibit 99.1

EDITORIAL CONTACT:	GP11022

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez

+1 408 345 8948

alicia_rodriguez@agilent.com

Agilent Technologies Reports Fourth-Quarter 2011 Results

Highlights:

•      GAAP net income of $289 million, or $0.82 per share

•      Non-GAAP net income of $296 million, or $0.84 per share(1)

•      Orders of $1.75 billion, up 4 percent from last year; revenues of $1.73 billion, up 10 percent from one year ago

•      Fiscal year 2011 revenues of $6.62 billion; GAAP EPS of $2.85 and non-GAAP EPS of $2.95

•      First-quarter fiscal year 2012 revenue guidance of $1.65 billion - $1.67 billion and non-GAAP earnings guidance of $0.67 - $0.69 per share(2)

•      Fiscal year 2012 revenue guidance of $6.85 billion - $7.15 billion and non-GAAP earnings guidance of $3.00 - $3.35 per share(2)

SANTA CLARA, Calif., Nov. 15, 2011 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.73 billion for the fourth fiscal quarter ended Oct. 31, 2011, 10 percent above one year ago. Fourth-quarter GAAP net income was $289 million, or $0.82 per share. Last year’s fourth-quarter GAAP net income was $292 million, or $0.83 per share.

During the fourth quarter, Agilent had intangible amortization of $28 million, acquisition and integration costs of $15 million, and restructuring and transformational charges of $18 million. The company also recognized a tax benefit of $57 million. Excluding these items and $3 million of other net charges, Agilent reported fourth-quarter adjusted net income of $296 million, or $0.84 per share (1).

Bill Sullivan, Agilent president and CEO, said,  “Our fourth quarter wrapped up a solid fiscal year 2011 as we delivered the best operating performance in our history.”

Electronic Measurement fourth-quarter revenues were up 12 percent over the prior year. Orders were flat with Q410. The business saw strong revenue growth across the communications and industrial markets.

Chemical Analysis revenues were 4 percent above one year ago. Orders were up 5 percent. Growth was led by demand in the petrochemical and food markets.

Life Sciences orders and revenues grew 9 percent over last year. Strong demand from applied markets led life sciences growth.

Fourth-quarter ROIC was 27 percent(3). Agilent generated $510 million of cash from operations in the quarter. Net cash at the end of the fourth quarter was $1.4 billion(4).

Looking ahead to fiscal 2012, Sullivan said, “Despite the uncertain global economy, we are well positioned in all regions of the world to capitalize on market opportunities due to the breadth of our product and service offerings.”

Fiscal first-quarter 2012 revenues are expected to be in the range of $1.65 billion to $1.67 billion. Fiscal first-quarter non-GAAP earnings are expected to be in the range of $0.67 to $0.69 per share (2).

For the full fiscal year 2012, Agilent expects revenue of $6.85 billion - $7.15 billion and non-GAAP earnings of $3.00 - $3.35 per share (2).

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in chemical analysis, life sciences, electronics and communications. The company’s 18,700 employees serve customers in more than 100 countries. Agilent had net revenues of $6.6 billion in fiscal 2011. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details about its fourth-quarter FY2011 financial results on a conference call with investors today at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2011 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events - Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional investor materials can be found on http://www.investor.agilent.com/phoenix.zhtml?c=103274&p=irol-gaap.

A telephone replay of the conference call will be available at 4:30 p.m. (Pacific) today through Nov. 22, 2011. The replay number is +1 888 286-8010; international callers may dial +1 (617) 801-6888. The passcode is 54787710.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services; and revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2012. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products, technologies, and services, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate Varian, Inc. and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2011. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP net income and non-GAAP net income per share are defined to exclude primarily the impacts of acquisition and integration costs, acquisition fair value adjustments, transformation initiatives and restructuring costs, non-cash intangibles amortization as well as disposals of businesses net of their tax effects. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP earnings and GAAP net earnings is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP earnings per share as projected for Q1FY12 and full fiscal year 2012 excludes primarily the impacts of acquisition and integration costs, acquisition fair value adjustments, future restructuring, and asset impairment charges and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $29 million per quarter.

(3) Return On Invested Capital (ROIC) is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(4) Net Cash is a non-GAAP measure and is defined as (A) the sum of (1) cash and cash equivalents and (2) restricted cash and cash equivalents less (B) the sum of (1) short-term debt and (2) senior notes. The reconciliation of Net Cash can be found on page 9 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

# # #

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2011	2010	Inc/(Dec)

Orders	$1,752	$1,687	4%

Net revenue	$1,728	$1,576	10%

Costs and expenses:
Cost of products and services	807	742	9%
Research and development	163	159	3%
Selling, general and administrative	445	472	(6)%
Total costs and expenses	1,415	1,373	3%

Income from operations	313	203	54%

Interest income	4	11	(64)%
Interest expense	(23)	(27)	(15)%
Gain on sale of network solutions division, net	—	5	(100)%
Other income (expense), net	(1)	51	(102)%

Income before taxes	293	243	21%

Provision (benefit) for taxes	4	(49)	(108)%

Net income	$289	$292	(1)%

Net income per share:
Basic	$0.83	$0.84
Diluted	$0.82	$0.83

Weighted average shares used in computing net income per share:
Basic	347	346
Diluted	351	352

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Years Ended
	October 31,		Percent
	2011	2010	Inc/(Dec)

Orders	$6,769	$5,744	18%

Net revenue	$6,615	$5,444	22%

Costs and expenses:
Cost of products and services	3,086	2,514	23%
Research and development	649	612	6%
Selling, general and administrative	1,809	1,752	3%
Total costs and expenses	5,544	4,878	14%

Income from operations	1,071	566	89%

Interest income	14	20	(30)%
Interest expense	(86)	(96)	(10)%
Gain on sale of network solutions division, net	—	132	(100)%
Other income (expense), net	33	70	(53)%

Income before taxes	1,032	692	49%

Provision for taxes	20	8	150%

Net income	$1,012	$684	48%

Net income per share:
Basic	$2.92	$1.97
Diluted	$2.85	$1.94

Weighted average shares used in computing net income per share:
Basic	347	347
Diluted	355	353

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	October 31,	October 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$3,527	$2,649
Short-term restricted cash and cash equivalents	—	1,550
Accounts receivable, net	860	869
Inventory	898	716
Other current assets	292	385
Total current assets	5,577	6,169

Property, plant and equipment, net	1,006	980
Goodwill	1,567	1,456
Other intangible assets, net	429	494
Long-term investments	117	142
Other assets	361	455
Total assets	$9,057	$9,696

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$472	$499
Employee compensation and benefits	424	395
Deferred revenue	389	358
Short-term debt	253	1,501
Other accrued liabilities	299	330
Total current liabilities	1,837	3,083

Long-term debt	1,932	2,190
Retirement and post-retirement benefits	329	477
Other long-term liabilities	643	710
Total liabilities	4,741	6,460

Total Equity:
Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 591 million shares at October 31, 2011 and 579 million shares at October 31, 2010 issued	6	6
Treasury stock at cost; 244 million shares at October 31, 2011 and 233 million shares at October 31, 2010	(8,535)	(8,038)
Additional paid-in-capital	8,265	7,904
Retained earnings	4,456	3,444
Accumulated other comprehensive income (loss)	116	(88)
Total stockholders’ equity	4,308	3,228
Non-controlling interest	8	8
Total equity	4,316	3,236
Total liabilities and equity	$9,057	$9,696

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Three Months	Year
	Ended	Ended
	October 31,	October 31,
	2011	2011
Cash flows from operating activities:
Net income	$289	$1,012

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	63	253
Share-based compensation	14	72
Excess and obsolete inventory and inventory related charges	10	30
Loss on divestiture	3	3
Other non-cash expenses, net	3	12
Changes in assets and liabilities:
Accounts receivable	42	11
Inventory	(16)	(208)
Accounts payable	1	(35)
Employee compensation and benefits	80	24
Interest Rate Swap Proceeds	34	65
Other assets and liabilities	(13)	21
Net cash provided by operating activities (a)	510	1,260

Cash flows from investing activities:
Investments in property, plant and equipment	(50)	(188)
Proceeds from sale of assets	1	18
Proceeds from sale of investment securities	2	16
Change in restricted cash and cash equivalents	—	1,545
Proceeds from divestiture	1	1
Acquisition of businesses and intangible assets, net of cash acquired	(2)	(98)
Net cash provided by (used in) investing activities	(48)	1,294

Cash flows from financing activities:
Issuance of common stock under employee stock plans	5	304
Repayment of debt	—	(1,500)
Treasury stock repurchases	(35)	(497)
Net cash used in financing activities	(30)	(1,693)

Effect of exchange rate movements	(6)	17

Net Increase in cash and cash equivalents	426	878

Cash and cash equivalents at beginning of period	3,101	2,649

Cash and cash equivalents at end of period	$3,527	$3,527

(a) Cash payments included in operating activities:
Restructuring payments	9	44
Income tax payments/(refunds)	(9)	22

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Years Ended
	October 31,				October 31,
	2011	Diluted EPS	2010	Diluted EPS	2011	Diluted EPS	2010	Diluted EPS

GAAP Net income	$289	$0.82	$292	$0.83	$1,012	$2.85	$684	$1.94
Non-GAAP adjustments:
Restructuring and other related costs - FY2009 Plan	—	—	8	0.02	2	0.01	64	0.18
Asset impairments	—	—	5	0.01	9	0.02	19	0.05
Intangible amortization	28	0.08	30	0.09	113	0.32	77	0.22
Transformational initiatives	18	0.05	10	0.03	51	0.14	39	0.11
Business divestitures	—	—	(2)	(0.01)	—	—	(116)	(0.33)
Acquisition and integration costs	15	0.04	25	0.07	55	0.16	102	0.29
Varian acquisition fair value adjustments	1	—	18	0.05	9	0.03	51	0.14
Agilent Foundation donation	—	—	—	—	6	0.01	—	—
Other	2	0.01	(56)	(0.16)	(18)	(0.04)	(56)	(0.16)
Adjustment for taxes (a)	(57)	(0.16)	(102)	(0.28)	(194)	(0.55)	(158)	(0.44)
Non-GAAP Net Income	$296	$0.84	$228	$0.65	$1,045	$2.95	$706	$2.00

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability.  For the three months and year ended October 31, 2011, management uses a non-GAAP effective tax rate of 17% that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current period presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs, and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

SEGMENT INFORMATION

(In millions, except where noted)

(Unaudited)

PRELIMINARY

Life Sciences

	Q4’11	Q4’10	Q3’11
Orders	$509	$468	$445
Revenues	$471	$431	$453
Gross Margin, %	51%	51%	51%
Income from Operations	$68	$62	$60
Segment Assets	$1,837	$1,564	$1,855
Return On Invested Capital (a) , %	15%	17%	14%

Chemical Analysis

	Q4’11	Q4’10	Q3’11
Orders	$421	$401	$400
Revenues	$405	$389	$383
Gross Margin, %	52%	53%	51%
Income from Operations	$97	$86	$79
Segment Assets	$1,772	$1,635	$1,748
Return On Invested Capital (a) , %	22%	20%	18%

Electronic Measurement

	Q4’11	Q4’10	Q3’11
Orders	$822	$818	$842
Revenues	$855	$764	$856
Gross Margin, %	58%	59%	58%
Income from Operations	$209	$153	$204
Segment Assets	$2,156	$2,245	$2,167
Return On Invested Capital (a) , %	45%	32%	44%

Income from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

(a) Return On Invested Capital is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of these tables, along with additional information regarding the use of this non-GAAP measure.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

PRELIMINARY

	LSG	CAG	EMG	Agilent		LSG	CAG	EMG	Agilent		LSG	CAG	EMG
	Q4’11	Q4’11	Q4’11	Q4’11		Q4’10	Q4’10	Q4’10	Q4’10		Q3’11	Q3’11	Q3’11
Numerator:
Non-GAAP income from operations	$68	$97	$209	$373		$62	$86	$153	$303		$60	$79	$204
Less:
Taxes and Other (income)/expense	11	16	35	60		10	17	27	57		9	12	32

Segment return	57	81	174	313	(a)	52	69	126	246	(a)	51	67	172

Segment return annualized	$228	$324	$696	$1,252		$208	$276	$504	$984		$204	$268	$688

Denominator:
Segment assets (b)	$1,837	$1,772	$2,156	$5,767		$1,564	$1,635	$2,245	$5,442		$1,855	$1,748	$2,167
Less:
Net current liabilities (c)	365	262	616	1,243		327	262	660	1,250		348	248	593
Invested capital	$1,472	$1,510	$1,540	$4,524		$1,237	$1,373	$1,585	$4,192		$1,507	$1,500	$1,574

Average invested capital	$1,490	$1,505	$1,557	$4,554		$1,220	$1,363	$1,600	$4,182		$1,492	$1,492	$1,557

ROIC	15%	22%	45%	27%		17%	20%	32%	24%		14%	18%	44%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a) Agilent return is equal to non-GAAP net income of $296 million plus net interest expense after tax of $17 million for Q4’11, and $228 million plus net interest expense after tax of $18 million for Q4’10. Please see “Non-GAAP Net Income and Diluted EPS Reconciliations” for a reconciliation of non-GAAP net income to GAAP net income.

(b) Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c) Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

REVENUE RECONCILIATION

(In millions)

(Unaudited)

PRELIMINARY

			Percent
	Q4’11	Q4’10	Inc/(Dec)

GAAP Revenue	$1,728	$1,576	10%
Varian acquisition fair value adjustments	3	8
Non-GAAP Revenue	$1,731	$1,584	9%

Non-GAAP revenue is defined as revenue excluding the fair value adjustment of the deferred revenue balances related to the Varian acquisition.

Management believes that this measure provides useful information to investors by reflecting an additional way of viewing aspects of Agilent’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers.

The preliminary revenue information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NET CASH

(In millions)

(Unaudited)

PRELIMINARY

	Q4’11	Q4’10

Cash and cash equivalents	$3,527	$2,649
Restricted cash and cash equivalents	—	1,550
Short-term debt, par value	(250)	(1,501)
Senior notes, par value	(1,850)	(2,100)
Total Net Cash	$1,427	$598

The preliminary reconciliation of net cash is estimated based on our current information.

Management believes this metric provides useful information to investors about the Company’s overall liquidity and financial position.  Net Cash is a measure at a point in time and does not reflect the Company’s future financial prospects or liquidity.